Exhibit 99.1

ServiceSource Appoints Brian Delaney as Chief Operating Officer

Seasoned Operations Executive to Lead Global Services Delivery Organization

San Francisco - June 8, 2015 - ServiceSource® (NASDAQ:SREV), the global leader in recurring revenue growth and customer success management, today appointed operations leadership veteran Brian Delaney as the company's new Chief Operating Officer. Delaney, whose primary responsibility will be to oversee ServiceSource's global Managed Services delivery teams, will now be taking on his fourth COO role during his 25-year career.

"As the leader in Revenue Lifecycle Management, ServiceSource is at the forefront of a major market opportunity with our technology-enabled managed services, and Brian is the perfect addition to the team as we lead this charge," said Christopher Carrington, CEO of ServiceSource. "Brian brings a demonstrated track record of building and leading global teams that result in accelerated growth and profitability. His deep well of experience — both in turnarounds and in helping companies scale for future growth — will be vital to the success of ServiceSource's emerging position as the leader in Revenue Lifecycle Management."

Prior to ServiceSource, Delaney served as the COO of Stream Global Services, and then for Convergys, following the sale of Stream to that company. Previous to that, he held a range of senior operational leadership roles, including SVP at Dish Network, COO at TeleTech Holdings, CIO at DataPlay and EVP of Customer Care Operations at Ticketmaster.

"I've had the great pleasure of working with Brian twice before in my career, and I've seen first-hand how effective he is at transforming companies for the better," said ServiceSource's Chief Customer Officer, Greg Hopkins. "He joins us at a critical time as we look to accelerate the growth of the company while continually improving our use of best-practice processes to directly benefit our customers. Brian is exactly the person to help us execute on that vision."

Delaney is an experienced senior operations leader who has led global organizations as large as 120,000 employees with $3 billion in revenue, and has been personally involved in successfully opening dozens of new operating centers around the world. In prior roles, Delaney has guided multiple turnarounds, where shareholder value was greatly enhanced. Most recently, as COO for Stream Global Services, he led operations to four consecutive years of growing profitability and their successful sale in 2014 to Convergys for $820 million.

"I'm thrilled about the opportunity to help ServiceSource perform at the highest level with our great selling and services teams in the exciting new space of Revenue Lifecycle Management," said Delaney. "With the company's employees, 15 years of market experience, blue-chip customer base, global footprint and cutting-edge technology platform, we have everything needed to deliver unmatched value to both our customers and the market."

About ServiceSource
ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert managed services, best-practice processes, and cloud software proven to increase customer success, drive revenue growth and decrease churn from existing customers. ServiceSource's solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-across the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. Thanks to ServiceSource, another customer is renewed every 47 seconds. For more information, go to www.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the prospects for ServiceSource's business and offerings. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

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Media Contact for ServiceSource
Monica Petraitis
 mpetraitis@servicesource.com
303-345-4842

Trademarks
ServiceSource, Renew OnDemand, Scout and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.